Exhibit 10.10

AMENDMENT TO PROMISSORY NOTE

The promissory note from Pocket Games to Elliott Polatoff date May 7, 2014 for the principal amount of $7,500 is amended as follows:

Sum due shall be amended to $9,500.00 (Nine Thousand Five Hundred Dollars) to reflect an additional $2,000 (Two Thousand Dollars) loan to the company on June 2, 2014.

Signed this 24th day of June 2014

Borrower: Pocket Games, Inc.

Signature

David Lovatt, Pres.

David Lovatt

Printed Name

1